POTLATCH CORPORATION

                                 Subsidiaries

         The following subsidiaries are included in the company's consolidated financial statements.

                                              State in Which     Percentage of
                                                  Voting          Securities
                 Name                            Organized           Owned

     Duluth & Northeastern Railroad Co.          Minnesota            100
     Cloquet, Minn.

     Prescott & Northwestern Railroad Co.        Arkansas             100
     Prescott, Ark.

     St. Maries River Railroad Co.               Idaho                100
     Lewiston, Idaho

     Warren & Saline River Railroad Co.          Arkansas             100
     Warren, Ark.

     All unnamed subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. No separate financial statements are filed for any sudsidiary.



                                                           Exhibit (22)